UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-35139	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Chief Executive Officer

On April 26, 2017, the Board of Directors of State Bank Financial Corporation (“the Company”), the holding company for State Bank and Trust Company (the "Bank"), elected J. Thomas Wiley, Jr. as Chief Executive Officer of the Company, effective June 1, 2017. Mr. Wiley currently serves as the President and Vice Chairman of the Company and Chief Executive Officer of the Bank, and will continue to serve in those roles. Our current Chairman and Chief Executive Officer Joseph W. Evans will continue to serve as Chairman of both the Company and the Bank in both an executive and board capacity, following Mr. Wiley's succession to the position of Chief Executive Officer of the Company on June 1, 2017.

Mr. Wiley, age 64, has served as Chief Executive Officer of the Bank since January 2015, as President of the Company since January 2013 and as a director of the Company and the Bank since 2010 (and as Vice Chairman of the boards of directors of the Company and State Bank since 2013). Mr. Wiley also served as President of the Bank from January 2013 until July 2015. Before that, Mr. Wiley served as President and Chief Executive Officer of Coastal Bankshares, Inc. and its subsidiary bank, The Coastal Bank, from 2007 until November 2012.

In connection with his appointment to Chief Executive Officer of the Company, the Company and Mr. Wiley did not enter into any new, and did not amend any existing, compensatory arrangements, nor did the Company make any additional grants or awards to Mr. Wiley.

A copy of the press release making these announcements is attached to this Current Report on Form 8-K as Exhibit 99.1.

Amended and Restated Employment Agreement for Joseph W. Evans

In connection with the management changes, on April 26, 2017, we entered into an amended and restated employment agreement (the "amended agreement") with Mr. Evans to reflect the revised terms of his employment. All references to "we," "us" and "our" in this Current Report on Form 8-K refer to the Company and the Bank.

The amended agreement, which will become effective on June 1, 2017, includes the following key provisions for Mr. Evans' employment as chairman:

•	His base salary will be reduced from $500,000 to $350,000 (which is subject to annual review by the Independent Directors Committee and may be increased from time to time).
•He will no longer be eligible to participate in the Company's annual cash incentive plan.
•He remains eligible to participate in our equity incentive programs.

•	He remains entitled to benefits available to senior executives of the Company, including business and professional association reimbursements and paid vacation.

•
The amended agreement has a fixed term of three years (unless extended by mutual agreement), provided that if a transaction that would constitute a "change in control" is announced before the end of the term, the term shall automatically be extended until the day following the closing or termination of that change in control transaction. (The definition of "change in control" was not changed in the amended agreement.)

In addition, under the amended agreement, the provision regarding modified "single trigger" change in control benefits has been eliminated, and instead, his amended agreement provides him with "double trigger" change in control benefits. This means that he will receive severance benefits as a result of a change in control only if he is terminated without cause or if he terminates his employment for cause following a change in control. Specifically, upon providing written notice, if, during the one-year period commencing after a change in control (or in the event of an anticipatory termination, the period commencing up to three months prior to the consummation of a change in control), we terminate Mr. Evans without cause or Mr. Evans terminates his employment for cause, Mr. Evans will be entitled to receive a severance payment in a lump sum equal to (a) his current annual base salary divided by 12, multiplied by (b) the number of months (including partial months) from the effective date of his termination through the unexpired portion of the term of the amended agreement or, if greater, 24.

If Mr. Evans’ employment is terminated in the absence of a change in control (a) by the Bank and the Company other than for "cause," or (b) by Mr. Evans for "cause," he will be entitled under the amended agreement to receive a severance payment in a lump sum amount equal to his current base salary. Further, as consideration for the amended non-competition and non-solicitation provisions described below, he will also be entitled to an additional payment equal to his current base salary upon the expiration of the term of the amended agreement.

The amended agreement provides for automatic termination of the agreement upon death or permanent disability (as defined in the amended agreement). Upon termination for permanent disability, he will be paid an amount equal to his annual base salary divided by 12 for each full month until long term disability benefits become payable, or if longer, six months.

The amended agreement provides that during the term of his employment and for 24 months following his termination of employment he agrees not to compete with the Company and State Bank within the Atlanta-Sandy Springs-Roswell, Georgia metropolitan statistical area ("MSA"), the Athens-Clarke County, Georgia MSA, the Gainesville, Georgia MSA, the Savannah, Georgia MSA, the Macon, Georgia MSA, the Warner Robins, Georgia MSA, and the Augusta-Richmond County, Georgia MSA. This non-competition provision also applies to Mr. Evans for a period of 12 months following his termination as a result of the expiration of the term of the amended agreement. In addition, during the term of his employment and for 24 months following his termination of employment, including termination as a result of the expiration of the term of the amended agreement, he agrees not to solicit any of the Company’s and the Bank’s customers with whom he had material contact or employees of the Company and the Bank.

The agreement not to compete and not to solicit customers or employees does not apply if:

•	the Company and State Bank terminate his employment without "cause;" or

•	he terminates his employment for "cause."
The foregoing description of the amended agreement does not purport to be complete and is qualified in its entirety by reference to the amended agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Exhibit
10.1	Second Amended and Restated Employment Agreement dated April 26, 2017, by and among Joseph W. Evans, State Bank Financial Corporation and State Bank and Trust Company.
99.1	Press Release dated April 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: May 1, 2017	By:	/s/ Sheila E. Ray
Sheila E. Ray
Chief Financial Officer